SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2009

HIGHWOODS PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600

Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrants’ telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2009, the stockholders of Highwoods Properties, Inc. (the “Company”) duly elected Gene H. Anderson, David J. Hartzell and L. Glenn Orr, Jr. as directors for one-year terms, ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2009 and approved the Company’s 2009 long-term equity incentive plan.

The 2009 long-term equity incentive plan authorizes the issuance of up to 3,000,000 shares of common stock, of which not more than 1,000,000 of such shares may be in the form of restricted stock or restricted stock units. Equity incentive compensation promotes our long-term success by aligning the interests of our directors, officers and employees with the interests of our stockholders. The equity incentive awards provide participants with an ownership interest in our company and a direct and demonstrable stake in our success to the extent of their position, responsibility, overall impact and assessed contribution. Under the plan, the Compensation and Governance Committee of the Company’s Board of Directors may authorize the granting of stock options, shares of restricted stock or restricted stock units and stock appreciation rights. The Board can amend or terminate the plan except as otherwise provided by law or the rules of the New York Stock Exchange. The plan is scheduled to expire on May 13, 2019. This plan supersedes the Amended and Restated 1994 Stock Option Plan, which we refer to as our “original plan.” No further awards will be issued under the original plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

10	2009 Long-Term Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ JEFFREY D. MILLER
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ JEFFREY D. MILLER
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: May 18, 2009